UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 29, 2014

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”) increased the size of the Board to eight members and appointed Mr. David Brennan as a director on the Board and as a member of the Company’s Compensation Committee.  Mr. Brennan shall serve as a Class III member of the Board.  The terms of Class III directors expire at the 2015 Annual Meeting of Shareholders.

Mr. Brennan has more than 37 years of experience in the pharmaceutical industry.  Most recently, Mr. Brennan worked with AstraZeneca PLC, a global biopharmaceutical company (“AstraZeneca”), where he served as Chief Executive Officer from 2006 until June 2012; as Executive Vice President of North America from 2001 to 2006; and as Senior Vice President of Commercialization and Portfolio Management from 1999 to 2001.  Mr. Brennan also served as a member of the Board of Directors of AstraZeneca from 2005 to 2012.  Mr. Brennan received a B.A. in Business Administration from Gettysburg College.

Mr. Brennan will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement relating to its 2014 Annual Meeting of Shareholders. His annual cash retainer will be pro-rated for 2014 to reflect his expected term of service during the current calendar year. Also pursuant to these arrangements, Mr. Brennan will receive an initial grant of restricted stock units (“RSUs”) for a number of shares equal to $35,671 in market value, which represents the $60,000 value of the annual equity award for non-employee directors of the Company, pro-rated to reflect his expected term of service during the current calendar year. The RSUs will vest on the one year anniversary of the date of grant so long as Mr. Brennan attends at least 75% of the meetings of the Board occurring during the year after grant.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 29, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, a total of 39,268,885 shares of the Company’s common stock were entitled to vote as of April 1, 2014, the record date for the Annual Meeting. There were 33,026,282 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such proposal.

Proposal 1.  Election of Directors.

Shareholders of the Company elected Donald Hayden, Jr. and David W.J. McGirr to serve as Class II directors on the Board for a three-year term expiring on the date of the Company’s 2017 Annual Meeting of Shareholders. The results of the vote taken at the Annual Meeting with respect to the election of Messrs. Hayden and McGirr as Class II directors were as follows:

	For	Withheld	Broker Non- Votes

Donald Hayden, Jr.	24,298,499	1,442,344	7,285,439
David W.J. McGirr	25,674,507	66,336	7,285,439

Proposal 2.  Advisory Vote on Compensation of Named Executive Officers.

The shareholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting. The result of the advisory vote is set forth below:

	For	Against	Abstentions	Broker Non- Votes

Advisory Vote on Compensation of Named Executive Officers	25,387,844	336,702	16,297	7,285,439

Proposal 3.  Ratification of Independent Registered Public Accounting Firm.

The shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The voting results were as follows:

	For	Against	Abstentions

Ratification of Ernst & Young LLP	32,852,088	166,179	8,015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2014	INSMED INCORPORATED
	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary